Exhibit 99.1

News Release

2700 Lone Oak Parkway
Eagan MN 55121-1534
nwa.com
612-726-2331

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS THIRD QUARTER 2007 RESULTS

12% pre-tax margin best among U.S. network carriers

EAGAN, Minn. - (Oct. 29, 2007) – Northwest Airlines Corporation (NYSE: NWA) today reported a third quarter pre-tax profit of $405 million, a 57 percent improvement versus the third quarter of 2006, excluding reorganization items. For the first nine months of 2007, Northwest reported a $778 million pre-tax profit, a 153 percent improvement versus the first nine months of 2006, also excluding reorganization items.

Northwest Airlines reported net income for the third quarter of $244 million, or $0.93 per diluted share.

Doug Steenland, president and chief executive officer, said, “Our third quarter pre-tax margin was 12 percent, the highest among U.S. network carriers. Our pre-tax profit of $405 million was the airline’s highest quarterly pre-tax profit in 10 years and the third highest in Company history. Our year-to-date pre-tax margin of 8.2 percent, excluding reorganization items, is also the highest among the network carriers.”

Steenland added, “These results are consistent with our five-year business plan, when adjusted for higher fuel prices. This strong performance makes it possible for us to continue to invest in the airline so that we can enhance shareholder value, remain competitive, and preserve and enhance the jobs of our co-workers.”

Steenland praised employees for helping the airline achieve industry-leading financial results, saying, “This remarkable turnaround reflects the hard work and commitment of our employees and demonstrates, once again, that we are all squarely focused on making the new Northwest Airlines a world-class employer and our customers’ preferred choice for air travel.”

As part of fulfilling its commitments to employees, the airline has accrued $72 million in profit sharing and performance incentive payments for the first nine months of the year.

OPERATIONS

The third quarter also marked the return to Northwest’s historical position of leadership in operational reliability.

“Since late July, the airline has successfully implemented actions that resulted in improved operating performance during August, September and October. Northwest’s system-wide completion factor improved from 97 percent in July to 99.2 percent in August; 99.7 percent in September; and 99.4 percent month-to-date in October,” Steenland said.

FINANCIAL RESULTS SUMMARY

Operating revenues for the third quarter were $3.4 billion, down 0.9 percent from last year. Excluding fresh-start accounting impacts, consolidated passenger revenue per available seat mile (RASM) increased 3.5 percent on a 0.8 percent decrease in available seat miles (ASMs). The RASM performance was driven by a 2.1 percent improvement in yield on a 1.2 percentage point improvement in load factor during the quarter.

Third quarter operating expenses were down $122 million, or four percent, year-over-year to $2.9 billion. At the same time, the airline’s mainline unit costs excluding fuel were flat versus last year.

Fuel expenses in the third quarter averaged $2.11 per gallon, excluding taxes and before out of period hedge gains, and were down 1.5 percent versus the third quarter of 2006. Northwest had previously hedged 40 percent of its fuel exposure for the quarter using a combination of collars and swaps. These hedges generated $23 million in fuel cost-savings for the quarter.

Dave Davis, executive vice president and chief financial officer, said, “The third quarter again illustrated the continued strengthening of our financial position. Third quarter EBITDAR was $674 million, a 20 percent EBITDAR margin, which was the highest among network carriers.”

Davis added, “Today we have one of the strongest balance sheets in the industry and we ended the quarter with $3.1 billion in unrestricted cash.”

EBITDAR is defined as operating income excluding depreciation, amortization and aircraft rents.

KEY INITIATIVES

Discussing developments since the carrier emerged from bankruptcy, Steenland noted, “Northwest continues to forge ahead with key initiatives that will generate further earnings improvements, enhance shareholder value, strengthen our competitive position, and benefit our employees.”

Update on Key Initiatives:

A. Profitability-enhancing Re-fleeting

•                  Northwest is half-way through its $6 billion re-fleeting program. The program has added thirty-two Airbus A330s to the airline’s fleet, and will involve the acquisition of seventy-two 76-seat regional jets manufactured by Embraer and Bombardier, and eighteen Boeing 787s.

•                  On Oct. 17, Northwest took delivery of its 32nd A330. In addition to being the operator of the world’s largest A330 fleet, Northwest operates the youngest international fleet of any U.S. carrier, with the retirement of its 747-200s and DC10s from scheduled service.

•                  Earlier this year Northwest began taking delivery of state-of-the-art 76-seat dual-class Embraer 175s and Bombardier CRJ900s. Two of each of these aircraft types will enter Northwest’s fleet every month through the end of 2008 at which time Northwest will operate thirty-six E-175s and thirty-six CRJ900s.

•                  Northwest is the North American launch customer for the Boeing 787 Dreamliner with eighteen firm orders and fifty options. Together with the Boeing 747-400, the 787 is expected to become the mainstay of Northwest’s Pacific fleet. The Company is working with Boeing to refine the delivery schedule and expects the aircraft to be in service in the first quarter 2009 – well ahead of the peak summer season in the Pacific.

B. New Routes

•                  On Sept. 25, the U.S. Department of Transportation awarded Northwest the authority to operate Detroit-Shanghai daily nonstop service starting March 25, 2009.

•                  On June 6, Northwest began nonstop service from Detroit to Dusseldorf, and on July 1 daily nonstop service from Hartford, Conn. to Amsterdam started. These new routes use Boeing 757 aircraft equipped for transatlantic service.

•                  Earlier this month, Northwest announced that it will inaugurate two new routes to Europe in the spring of 2008: Minneapolis/St. Paul to Paris, and Portland, Ore. to Amsterdam. In addition, in September, KLM Royal Dutch

Airlines announced that it will operate, as part of the NWA/KLM joint venture, daily nonstop service between Amsterdam and Dallas/Fort Worth beginning in 2008. This year marks the 10th Anniversary of Northwest’s joint venture agreement with KLM.

C. Customer Service Enhancements.

•                  Northwest continues to invest in facilities and equipment, information technology, and numerous other initiatives to improve its customers’ experience, including:

•                  Systems to provide a more convenient experience at the airport, such as the ability to use a hand-held device to check-in for flights.

•                  New Customer Relationship Management (CRM) tools and programs to attract and reward high value customers.

•                  New equipment and information technology to build on Northwest’s leadership in luggage handling.

•                  Improvements to Northwest’s WorldClubs.

D. Employee Focus

•                  The airline has launched the “Northwest Experience” for front-line employees – the largest employee collaboration initiative in more than a decade – as well as a newly redesigned Captain Leadership program for Northwest pilots. Both are designed to better equip employees to work together as a team in delivering best-in-class customer service.

•                  Since the beginning of 2007, Northwest has contributed $95 million to its employee pension plans.

•                  Northwest has established over sixty employee involvement teams. As part of this initiative, the Company is collaborating with employees to implement their ideas to improve the customer experience as well as make Northwest Airlines a better place to work.

Steenland said, “Today’s solid performance is indicative of the bright future ahead for Northwest Airlines. The ultimate beneficiaries of our success will be the shareholders, customers, employees and the communities we serve.”

FRESH-START REPORTING

Upon emergence from bankruptcy on May 31, 2007, the company adopted fresh-start reporting. Under fresh-start reporting, Northwest revalued its assets and liabilities to estimated market values. In addition to these fair value adjustments, the company changed its presentation of certain regional carrier-related revenue and expense items, acquired Mesaba Aviation, and changed its policies pertaining to the accounting for frequent flyer obligations and breakage of passenger tickets.

These non-cash adjustments affected Northwest’s balance sheet, statement of operations, and statement of cash flows. As a result of the fresh-start reporting adjustments, Northwest’s financial statements on and after June 1, 2007, are not comparable to its previously issued financial statements.

FORWARD-LOOKING STATEMENTS

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the ability of the company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Reports on Form 10-K for the year ended December 31, 2006 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures. Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks. Northwest and its travel partners serve more than 1,000 cities in excess of 160 countries on six continents.

###

For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Successor (a)	Predecessor
	Three Months	Three Months
	Ended	Ended	%
	September 30,	September 30,	Incr
	2007	2006	(Decr)
OPERATING REVENUES
Passenger	$2,577	$2,554	0.9
Regional carrier revenues	379	358	5.9
Cargo	212	254	(16.5)
Other	210	241	(12.9)
Total operating revenues	3,378	3,407	(0.9)

OPERATING EXPENSES
Aircraft fuel and taxes (b)	873	948	(7.9)
Salaries, wages and benefits (c)	660	678	(2.7)
Aircraft maintenance materials and repairs	210	170	23.5
Selling and marketing	185	199	(7.0)
Other rentals and landing fees	142	151	(6.0)
Depreciation and amortization	122	122	0.0
Aircraft rentals	93	52	78.8
Regional carrier expenses	192	356	(46.1)
Other	442	365	21.1
Total operating expenses	2,919	3,041	(4.0)

OPERATING INCOME (LOSS)	459	366	25.4
Operating margin	13.6%	10.7%	2.9	pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(107)	(137)	21.9
Investment income	52	30	73.3
Foreign currency gain (loss)	(2)	(3)	33.3
Other	3	2	50.0
Total other income (expense)	(54)	(108)	50.0

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	405	258

Reorganization items, net (d)	—	(1,431)

INCOME (LOSS) BEFORE INCOME TAXES	405	(1,173)

Income tax expense (benefit)	161	6

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$244	$(1,179)

Earnings (Loss) per common share: (e)
Basic	$0.93	$(13.50)
Diluted	$0.93	$(13.50)

Average shares used in computation:
Basic	262	87
Diluted	262	87

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Successor	Predecessor	Combined (a)	Predecessor
	Period From	Period From	Nine Months	Nine Months
	June 1 to	January 1 to	Ended	Ended	%
	September 30,	May 31,	September 30,	September 30,	Incr
	2007	2007	2007	2006	(Decr)
OPERATING REVENUES
Passenger	$3,438	$3,768	$7,206	$7,028	2.5
Regional carrier revenues	514	521	1,035	1,093	(5.3)
Cargo	281	318	599	704	(14.9)
Other	275	317	592	763	(22.4)
Total operating revenues	4,508	4,924	9,432	9,588	(1.6)

OPERATING EXPENSES
Aircraft fuel and taxes (b)	1,140	1,286	2,426	2,578	(5.9)
Salaries, wages and benefits (c)	865	1,027	1,892	2,029	(6.8)
Aircraft maintenance materials and repairs	274	303	577	542	6.5
Selling and marketing	250	315	565	583	(3.1)
Other rentals and landing fees	188	235	423	436	(3.0)
Depreciation and amortization	161	206	367	390	(5.9)
Aircraft rentals	124	160	284	174	63.2
Regional carrier expenses	255	345	600	1,088	(44.9)
Other	597	684	1,281	1,122	14.2
Total operating expenses	3,854	4,561	8,415	8,942	(5.9)

OPERATING INCOME (LOSS)	654	363	1,017	646	57.4
Operating margin	14.5%	7.4%	10.8%	6.7%	4.1	pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(147)	(219)	(366)	(413)	11.4
Investment income	69	56	125	73	71.2
Foreign currency gain (loss)	(1)	—	(1)	(4)	75.0
Other	5	(2)	3	6	(50.0)
Total other income (expense)	(74)	(165)	(239)	(338)	29.3

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	580	198	778	308

Reorganization items, net (d)	—	1,551	1,551	(2,870)

INCOME (LOSS) BEFORE INCOME TAXES	580	1,749	2,329	(2,562)

Income tax expense (benefit)	230	(2)	228	6

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$350	$1,751	$2,101	$(2,568)

Earnings (Loss) per common share: (e)
Basic	$1.33	$20.03		$(29.42)
Diluted	$1.33	$14.28		$(29.42)

Average shares used in computation:
Basic	262	87		87
Diluted	262	113		87

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

CONSOLIDATED NOTES:

(Unaudited)

(a)                                 Northwest Airlines Corporation (“NWA Corp.” or the “Company”) is a holding company whose operating subsidiary is Northwest Airlines, Inc. (“Northwest”). In September 2005, NWA Corp. and Northwest, along with certain direct and indirect subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Southern District of New York. On May 31, 2007, the Company and its debtor subsidiaries emerged from Chapter 11.

In connection with its emergence from Chapter 11, the Company adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”). References to “Successor” refer to NWA Corp. on or after June 1, 2007, after giving effect to the application of fresh-start reporting. References to “Predecessor” refer to NWA Corp. prior to June 1, 2007. Thus, the consolidated financial statements prior to June 1, 2007 reflect results based upon the historical cost basis of the Company while the post-emergence consolidated financial statements reflect the new basis of accounting incorporating the fair value adjustments made in recording the effects of fresh-start reporting. Therefore, the post-emergence periods are not comparable to the pre-emergence periods. However, for discussions on the results of operations, the Company has compared the Successor Company’s results for the three months ended September 30, 2007 to the Predecessor Company’s results for the three months ended September 30, 2006, as well as combined the results for the five months ended May 31, 2007 and the four months ended September 30, 2007 to compare with the Predecessor Company’s results for the nine months ended September 30, 2006.

In addition to the fair value adjustments required for fresh-start reporting, the Company changed its presentation of certain regional carrier related revenue and expense items, acquired Mesaba Aviation, Inc. and changed its policies pertaining to the accounting for frequent flyer obligations and breakage of passenger tickets. See the table of year-over-year variance reconciliations for further details.

(b)                                During the three and nine months ended September 30, 2007, the Company recorded $12 million and $34 million in mark-to-market gains, respectively, related to fuel derivative contracts that will settle in future periods. During the three and nine months ended September 30, 2006, the Company recorded $16 million and $15 million in mark-to-market losses, respectively, related to fuel derivative contracts that settled during the fourth quarter of 2006.

(c)                                 During the quarter ended September 30, 2007, the Company recorded an additional expense of $12 million for the summer reliability incentive program.

(d)                                In connection with its bankruptcy proceedings and adoption of fresh-start reporting, the Company recorded largely non-cash reorganization income (expense) and, in accordance with GAAP, these items are separately classified in the Condensed Consolidated Statements of Operations.

(e)                                 Successor EPS. The Company’s Plan of Reorganization contemplates Reorganized NWA Corp. issuing approximately 277 million shares out of the 400 million shares of new common stock authorized under its amended and restated certificate of incorporation. The new common stock was listed on the New York Stock Exchange and began trading under the symbol “NWA” on May 31, 2007. The distributions of Reorganized NWA Corp. common stock, subject to certain holdbacks as described in the Plan of Reorganization, were generally made as follows:

•      234.4 million shares of common stock were issuable to holders of certain general unsecured claims and holders of guaranty claims;

•      27.8 million shares of common stock issued in the Rights Offering and Equity Commitment Agreement; and

•      15.2 million shares of common stock are subject to awards under a management equity plan.

In accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS No. 128”), basic and diluted earnings per share were computed by dividing the Successor Company’s net income by the weighted average number of shares of common stock outstanding for the applicable reporting period presented. SFAS No. 128 requires that the entire 234.4 million shares issued to holders of unsecured and guaranty claims be considered outstanding for purposes of calculating earnings per share as these shares will ultimately be issued to unsecured creditors once the resolution of disputed unsecured claims is completed. The 15.2 million shares subject to awards under the management equity plan were excluded from the computation of diluted earnings per share because the effect of including the shares would have been anti-dilutive.

Predecessor EPS. Predecessor basic earnings per share was computed based on the Predecessor’s final weighted average shares outstanding. Diluted earnings per share included approximately 25.3 million dilutive securities related to the Company’s Series C Preferred Stock and convertible debt.

NORTHWEST AIRLINES CORPORATION

RECONCILIATION OF YEAR-OVER-YEAR VARIANCES:

(Unaudited, in millions)

As a result of the adoption of fresh-start reporting, the Company’s financial statements on or after June 1, 2007 are not comparable with its pre-emergence financial statements because they are, in effect, those of a new entity. In addition to the fair value adjustments required for fresh-start reporting, the Company changed its policies pertaining to the accounting for frequent flyer obligations and breakage of passenger tickets. The effects of fresh-start reporting, the policy changes and the impact of exit-related stock compensation expense on the Company’s Condensed Consolidated Statement of Operations are itemized below in column (A).

On April 24, 2007, Mesaba Aviation, Inc. was acquired by the Company and became a wholly-owned consolidated subsidiary. The impact on the Company’s year-over-year variance as a result of this consolidation is itemized in column (B).

In conjunction with the Amended Airline Services Agreement with Pinnacle Airlines, Inc. and the Stock Purchase and Reorganization Agreement with Mesaba Aviation, Inc., the Company changed its presentation of certain regional carrier related revenue and expense items effective January 1, 2007. This change in presentation had no impact on the Company’s operating income for the three months and nine months ended September 30, 2007 and is itemized in column (C).

Excluding the items listed above, the comparable year-over-year operating performance variances are itemized in column (D). System passenger revenue increased 2.7 percent due primarily to a 3.5 percent improvement on unit revenue. Cargo revenue decreased on a 10.3 percent reduction in cargo traffic and a 7.3 percent reduction in yield. Operating expenses are lower year-over-year due to the successful implementation of the Company’s objectives to achieve both labor and non-labor cost savings.

	Successor	Predecessor			(A)	(B)	(C)	(D)
	Three Months	Three Months			Increase (Decrease) Due To:
	Ended	Ended	Total		Fresh-Start/	Mesaba	Rgnl		Total
	September 30,	September 30,	Incr		Exit-Related	Net of	Carrier		Incr
	2007	2006	(Decr)		Stk Comp. Exp.	Elim	Reclass	Operations	(Decr)
OPERATING REVENUES
Passenger	$2,577	$2,554	$23		$(39)	$—	$—	$62	$23
Regional carrier revenues	379	358	21		5	—	—	16	21
Cargo	212	254	(42)		—	—	—	(42)	(42)
Other	210	241	(31)		23	5	(55)	(4)	(31)
Total operating revenues	3,378	3,407	(29)		(11)	5	(55)	32	(29)

OPERATING EXPENSES
Aircraft fuel and taxes	873	948	(75)		—	4	—	(79)	(75)
Salaries, wages and benefits	660	678	(18)		7	27	—	(52)	(18)
Aircraft maintenance materials and repairs	210	170	40		—	7	—	33	40
Selling and marketing	185	199	(14)		(7)	—	—	(7)	(14)
Other rentals and landing fees	142	151	(9)		—	3	—	(12)	(9)
Depreciation and amortization	122	122	—		(2)	2	1	(1)	—
Aircraft rentals	93	52	41		—	—	43	(2)	41
Regional carrier expenses	192	356	(164)		—	(53)	(99)	(12)	(164)
Other	442	365	77		—	12	—	65	77
Total operating expenses	2,919	3,041	(122)		(2)	2	(55)	(67)	(122)

OPERATING INCOME (LOSS)	459	366	93		(9)	3	—	99	93
Operating margin	13.6%	10.7%	2.9	pts.

EBITDAR CALCULATION:

(Unaudited, in millions)

Successor
Three Months
Ended
September 30,
2007
Operating income (loss)	$459
Depreciation and amortization	122
Aircraft rentals	93
EBITDAR (1)	674
EBITDAR margin	20.0%

(1)         EDITDAR is defined as operating income excluding depreciation, amortization and aircraft rents. The Company believes that EDITDAR is a useful financial measure when comparing the Company’s financial results to those of the industry.

NORTHWEST AIRLINES CORPORATION

PASSENGER AND REGIONAL CARRIER REVENUES AND STATISTICAL RESULTS

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,				Percent		September 30,				Percent
	2007		2006		Change		2007		2006		Change
Scheduled Service - Consolidated: (1)
Available seat miles (ASM) (millions)	23,889		24,073		(0.8)		70,438		69,713		1.0
Revenue passenger miles (RPM) (millions)	20,644		20,521		0.6		59,453		59,053		0.7
Passenger load factor	86.4%		85.2%		1.2	pts.	84.4%		84.7%		(0.3	)pts.
Revenue passengers (millions)	17.3		17.6		(1.7)		50.3		51.1		(1.6)

Passenger revenue per RPM (yield)	14.32	¢	14.19	¢	0.9		13.86	¢	13.75	¢	0.8
Passenger revenue per RPM (yield) excluding fresh-start	14.49	¢	14.19	¢	2.1		13.97	¢	13.75	¢	1.6

Passenger revenue per ASM (RASM)	12.38	¢	12.10	¢	2.3		11.70	¢	11.65	¢	0.4
Passenger revenue per ASM (RASM) excluding fresh-start	12.52	¢	12.10	¢	3.5		11.80	¢	11.65	¢	1.3

Scheduled Service - Mainline: (2)
Available seat miles (ASM) (millions)	22,030		22,237		(0.9)		65,178		64,098		1.7
Revenue passenger miles (RPM) (millions)	19,215		19,160		0.3		55,518		54,871		1.2
Passenger load factor	87.2%		86.2%		1.0	pts.	85.2%		85.6%		(0.4	)pts.
Revenue passengers (millions)	13.9		14.3		(2.8)		40.9		41.2		(0.7)

Passenger revenue per RPM (yield)	13.41	¢	13.33	¢	0.6		12.98	¢	12.81	¢	1.3
Passenger revenue per RPM (yield) excluding fresh-start	13.61	¢	13.33	¢	2.1		13.11	¢	12.81	¢	2.3

Passenger revenue per ASM (RASM)	11.70	¢	11.48	¢	1.9		11.06	¢	10.96	¢	0.9
Passenger revenue per ASM (RASM) excluding fresh-start	11.87	¢	11.48	¢	3.4		11.17	¢	10.96	¢	1.9

PASSENGER AND REGIONAL CARRIER REVENUES

(Unaudited)

	Domestic		Pacific		Atlantic		Mainline		Consolidated
As reported:
Third Quarter 2007
Passenger revenues (in millions)	$1,531		$626		$420		$2,577		$2,956

Increase (Decrease) from 2006:
Passenger revenues	(4.2)%		3.1%		20.3%		0.9%		1.5%

Scheduled service ASMs (capacity)	(5.5)%		0.3%		15.5%		(0.9)%		(0.8)%
Scheduled service RPMs (traffic)	(3.3)%		0.9%		12.9%		0.3%		0.6%
Passenger load factor	1.9	pts.	0.5	pts.	(2.0	)pts.	1.0	pts.	1.2	pts.
Yield	(0.9)%		2.3%		6.7%		0.6%		0.9%
Passenger RASM	1.3%		2.9%		4.3%		1.9%		2.3%

Excluding fresh-start:
Third Quarter 2007
Passenger revenues (in millions)	$1,566		$636		$414		$2,616		$2,990

Increase (Decrease) from 2006:
Passenger revenues	(2.0)%		4.8%		18.6%		2.4%		2.7%
Yield	1.3%		3.9%		5.0%		2.1%		2.1%
Passenger RASM	3.7%		4.6%		2.7%		3.4%		3.5%

(1)          Consolidated statistics include Northwest Airlink regional carriers.

(2)          Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

NORTHWEST AIRLINES CORPORATION

MAINLINE OPERATING STATISTICAL RESULTS (1)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,				Percent	September 30,				Percent
	2007		2006		Change	2007		2006		Change

Total operating ASM (millions)	22,059		22,289		(1.0)	65,248		64,187		1.7

Passenger service operating expense per total ASM (2) (3)	10.76	¢	10.98	¢	(2.0)	10.52	¢	11.04	¢	(4.7)
Summer Reliability Incentive Program expense per total ASM	0.05	¢	—	¢	n/m	0.02	¢	—	¢	n/m
Mainline fuel expense per total ASM	3.47	¢	3.71	¢	(6.5)	3.29	¢	3.49	¢	(5.7)

Mainline fuel expense per total ASM, excluding mark-to-market adjustments related to fuel derivative contracts that settle in future periods	3.52	¢	3.65	¢	(3.6)	3.34	¢	3.47	¢	(3.7)

Cargo ton miles (CTM) (millions)	529		590		(10.3)	1,491		1,703		(12.4)
Cargo revenue per ton mile	40.00	¢	43.17	¢	(7.3)	40.16	¢	41.36	¢	(2.9)

Fuel gallons consumed (millions)	398		417		(4.6)	1,167		1,196		(2.4)
Average fuel cost per gallon, excluding fuel taxes	208.17	¢	217.78	¢	(4.4)	197.35	¢	205.31	¢	(3.9)

Average fuel cost per gallon, excluding fuel taxes and mark-to-market adjustments related to fuel derivative contracts that settle in future periods	210.89	¢	214.06	¢	(1.5)	200.06	¢	204.05	¢	(2.0)

Number of operating aircraft at end of period						364		373		(2.4)
Full-time equivalent employees at end of period						29,579		31,084		(4.8)

(1)          Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(2)          This financial measure excludes non-passenger service expenses. The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)          Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2007	2006	2007	2006
Regional carrier expenses	$320	$356	$899	$1,088
Freighter operations	173	194	460	582
MLT Inc. - net of intercompany eliminations	40	41	145	157
Other	14	2	48	29

NORTHWEST AIRLINES CORPORATION

SELECTED BALANCE SHEET DATA

(Unaudited, in millions)

	Successor	Predecessor
	September 30,	December 31,
	2007	2006
Cash and cash equivalents	$2,559	$1,461
Unrestricted short-term investments	572	597
Restricted cash, cash equivalents and short-term investments	739	424
Total assets	24,393	13,215
Total debt and capital leases, including current maturities	6,914	8,899	(1)
Total liabilities	16,839	20,929
Total common stockholders’ equity (deficit)	7,554	(7,991)

(1)    Includes certain debt and capital lease obligations classified as subject to compromise as of December 31, 2006.

FOURTH QUARTER 2007 AND 2007 FULL YEAR GUIDANCE

	4Q 2007 Forecast	2007 Forecast
	(year-over-year change)	(year-over-year change)
Scheduled service ASMs (capacity)
Domestic (1)	(6%) - (7%)	(2%) - (3%)
International	2% - 3%	4% - 5%
Mainline (1)	(2%) - (3%)	0% - 1%
Regional	14% - 15%	(1%) - (2%)
Consolidated (2)	(1%) - (2%)	0% - 1%

Passenger service operating expense per total ASM excluding fuel (1)	2.5% - 3.5%	(2%) - (3%)

	4Q 2007 Forecast	2007 Forecast
Average fuel cost per gallon, excluding fuel taxes (1)	$2.40	$2.06
Fuel gallons consumed (millions)	374	1,541

(1)          Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(2)          Consolidated statistics include Northwest Airlink regional carriers.

ESTIMATED FRESH-START AND EXIT-RELATED STOCK COMPENSATION EXPENSE

(In millions)

Inc (Decr)
4Q 2007
Estimate
OPERATING REVENUES
Passenger and regional carrier revenues	$(26)
Other	23
Total operating revenues	(3)

OPERATING EXPENSES
Salaries, wages and benefits	9
Selling and marketing	(4)
Depreciation and amortization	(2)
Total operating expenses	3

OPERATING INCOME (LOSS)	$(6)